UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

450 West 33rd Street

5th Floor

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 884-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                  On April 15, 2011, Philip M. Carpenter III informed New York & Company, Inc. (the “Company”) that he will not stand for re-election as a member of the Company’s board of directors upon the expiration of his current term, which expires as of the date of the Company’s 2011 Annual Meeting of Stockholders. Mr. Carpenter did not cite any disagreement on any matter relating to the Company’s operations, policies or practices.

(d)                  On April 15, 2011, the Company’s board of directors elected Jill Beraud, 51, and Michelle Pearlman, 41, to be members of the Company’s board of directors effective May 2, 2011. The election of Ms. Beraud and Ms. Pearlman, once effective, will increase the size of the Company’s board of directors from 10 members to 12 members. The Company does not currently intend to assign Ms. Beraud or Ms. Pearlman to a committee of the board of directors. Ms. Beraud and Ms. Pearlman will each receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s Proxy Statement for fiscal year 2009, as filed on May 14, 2010 with the Securities and Exchange Commission.

A press release announcing the appointment was issued on April 21, 2011, and is attached as Exhibit No. 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on April 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: April 21, 2011	Name:	Sheamus Toal
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on April 21, 2011